Exhibit 10.2

CHANGE OF CONTROL AGREEMENTS

C.R. Dwiggins, Jr.

Russell N. Fairbanks, Jr.

David C. Godwin

Steven M. Helmbrecht

John W. Hengesh, Jr.

Philip C. Mezey

Randi L. Neilson

Robert D. Neilson

LeRoy D. Nosbaum

Jemima G. Scarpelli

Douglas L. Staker

Malcolm Unsworth

Russell E. Vanos

Robert W. Whitney

John M. Woolard